                                                                    EXHIBIT 21.3

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
SUBSIDIARIES OF                                           JURISDICTION OF
PHIBRO-TECH, INC.                                         ORGANIZATION
--------------------------------------------------------  --------------------------------------------------------
MRT Management Corp.                                      Delaware
Mineral Resource Technologies, Inc.                       Delaware
L.C. Holding S.A.                                         France








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